EXHIBIT 99.1

ZARTIC, INC.

FINANCIAL REPORT

DECEMBER 31, 2005

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Zartic, Inc.

Rome, Georgia

We have audited the accompanying balance sheet of Zartic, Inc. as of December 31, 2005, and the related statements of operations, comprehensive loss, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U. S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zartic, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with U. S. generally accepted accounting principles.

/s/ Ross Lane & Company, LLC

Atlanta, Georgia

June 21, 2006 (Except for Note 14, as to which the date is December 11, 2006)

ZARTIC, INC.

BALANCE SHEET

December 31, 2005

ASSETS

CURRENT ASSETS
Cash	$26,707
Trade receivables, less allowance for doubtful
accounts of $187,173	11,863,295
Accounts receivable, affiliates	2,385,676
Inventories	15,180,002
Prepaid expenses and other current assets	624,118

Total current assets	30,079,798

NON-CURRENT AND OTHER ASSETS
Cash value of life insurance	1,117,535
Notes receivable, officers and employees	136,404
Intangible and other assets	741,890

Total non-current and other assets	1,995,829

PROPERTY AND EQUIPMENT
Land	207,550
Buildings and improvements	6,612,257
Machinery and equipment	39,055,725
Transportation equipment	279,609
Leasehold improvements	8,838,865
Construction in process	225,212

55,219,218
Less accumulated depreciation	33,311,511
Total property and equipment	21,907,707

TOTAL ASSETS	$53,983,334

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Current maturities of long-term debt	$7,648,024
Current maturities of long-term debt, affiliates	169,941
Accounts payable	18,761,429
Accounts payable, affiliates	3,350,369
Excess of outstanding checks over bank balance	3,094,990
Accrued expenses and other current liabilities	2,866,968
Revolving credit agreements	21,057,356

Total current liabilities	56,949,077

LONG-TERM DEBT
Long-term debt, less current maturities	794,862
Long-term debt, less current maturities, affiliates	727,573

Total long-term debt	1,522,435

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common stock:
Class A, voting, $1 par value; authorized 100,000 shares; issued and outstanding 6,674 shares	6,674
Class B, nonvoting, $1 par value; authorized 1,900,000 shares; issued and outstanding 126,806 shares	126,806
Additional paid-in capital	630,980
Accumulated deficit	(5,393,510)
Fair market value of interest rate swap agreement	140,872

Total stockholders’ deficit	(4,488,178)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$53,983,334

See Notes to the Financial Statements.

ZARTIC, INC.

STATEMENT OF OPERATIONS

Year Ended December 31, 2005

Net sales	$176,319,857

Cost of goods sold	161,339,646

Gross profit	14,980,211

Operating expenses:
Selling	9,974,731
General and administrative	6,097,983

Total operating expenses	16,072,714

Operating loss	(1,092,503)

Financial and other income (expense):
Interest income	209
Interest expense	(2,428,301)
Other income	31,771

Total financial and other income (expense)	(2,396,321)

Net loss	$(3,488,824)

See Notes to the Financial Statements.

ZARTIC, INC.

STATEMENT OF COMPREHENSIVE LOSS

Year Ended December 31, 2005

Net loss	$(3,488,824)

Other comprehensive income:
Change in fair market value of interest rate swap agreement	133,564

Comprehensive loss	$(3,355,260)

See Notes to the Financial Statements.

ZARTIC, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

Year Ended December 31, 2005

	Class A	Class B	Additional		Market Value
	Common	Common	Paid-In-	Accumulated	Of Swap
	Stock	Stock	Capital	Deficit	Agreement	Total

Balance, January 1, 2005	$6,674	$126,806	$630,980	$(1,904,686)	$7,308	$(1,132,918)

Net loss	—	—	—	(3,488,824)	—	(3,488,824)

Change in fair market value of interest rate swap agreement	—	—	—	—	133,564	133,564

Balance, December 31, 2005	$6,674	$126,806	$630,980	$(5,393,510)	$140,872	$(4,488,178)

                   See Notes to the Financial Statements.

ZARTIC, INC.

STATEMENT OF CASH FLOWS

Year Ended December 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(3,488,824)
Adjustments to reconcile net loss to net
cash provided by operating activities:
Depreciation and amortization	2,897,140
Provision for doubtful accounts receivable	(30,471)
Inventory valuation allowance	400,000
Loss on sale of property and equipment	6,587
(Increase) decrease in:
Trade receivables	620,279
Accounts receivable, affiliates	(1,110,276)
Inventories	(1,419,143)
Prepaid expenses and other assets	44,718
Increase in:
Accounts payable, accrued expenses and other current liabilities	1,648,146
Accounts payable, affiliates	1,586,529
Excess of outstanding checks over bank balance	1,019,402

Net cash provided by operating activities	2,174,087

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in cash value of life insurance	(64,171)
Net repayments from officers and employees	43,248
Increase in intangibles	(3,451)
Purchase of property and equipment	(4,023,575)

Net cash used in investing activities	(4,047,949)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in loan costs	(31,516)
Net borrowings on revolving credit agreements	3,818,621
Principal payments on long-term debt	(1,975,329)

Net cash provided by financing activities	1,811,776

Net decrease in cash	(62,086)

CASH - BEGINNING OF YEAR	88,793

CASH - END OF YEAR	$26,707

SUPPLEMENTAL DISCLOSURES

Cash paid during the year for interest	$1,996,005
Non-cash investing and financing activities:
Capital lease obligations incurred for machinery and equipment	$705,995
Equipment acquired in exchange for reduction in shareholder note receivable	$263,334
Increase in fair market value of swap agreement	$133,564

See Notes to the Financial Statements.

ZARTIC, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1.       Financial Condition and Basis of Presentation

Financial Condition:

As shown in the accompanying financial statements, Zartic, Inc. (the “Company”) incurred a net loss of $3.5 million for the year ended December 31, 2005.  In addition, at December 31, 2005, deficits in working capital and stockholders’ equity were $26.9 million and $4.5 million, respectively.  As discussed in Note 6, at December 31, 2005 and continuing into 2006, the Company was and is in default under the loan agreement with its primary lender.

Operating Results - 2005:

The 2005 loss was due almost exclusively to resolution of a microbiological contamination issue in the Company’s Cedartown plant.  In addition to a continuation of extraordinary expenditures throughout 2005 to renovate and upgrade this plant in order to eliminate the bacteria harborages, the Company sustained a substantial negative earnings impact due to plant downtime from intensified USDA testing and construction activities throughout most of the year.  In February 2006, the USDA officially ended its intensified testing program, and the plant resumed normal operations.

Management’s Plan - 2006 and beyond:

Operations - The Company continues to focus on mitigation of its business seasonality by growing its military sales and attracting regional and national chains with a variety of products.  It also is expecting to benefit from reduced raw material costs, especially poultry. With the improvements at the Cedartown facility, production efficiencies have improved such that the plant operates with one ten-hour production shift versus two eight-hour shifts.  The Company expects a return to profitability in 2006.

Debt/Cash Flow Management - As discussed in Note 6, in May 2006, the Company’s primary lender extended an overadvance facility of $6 million to finance some of the Cedartown expenditures and to provide seasonal summer operations financing.  Any unpaid balance of this loan, which is due September 30, 2006, as well as the revolving credit loans and long-term debt due to the primary lender, are expected to be repaid from a refinancing transaction discussed below.

Refinancing - In the first quarter of 2006, the Company engaged a financial services firm to market a refinancing of the Company, with an expectation of closing such a transaction before October 1, 2006.

Basis of Presentation:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This assumption is based on 2006 financial results (unaudited) reported through April 2006, extension of additional credit and forbearance regarding debt default provided by the Company’s primary lender in May 2006, and ultimately on the overall success of management’s plan for 2006 and beyond, including the ability to market, secure, and close a refinancing transaction by October 1, 2006.  However, management cannot guarantee that the projected operating results for 2006 will be achieved, that cash flow will be sufficient to meet minimum debt service requirements, or that a refinancing transaction can be closed by October 1, 2006.  In the event the Company does not meet certain lender specified operating results or otherwise is not able to adhere to current debt terms (see Note 6), the primary lender could enforce its default rights.  In such an event, the Company would not have sufficient funds to repay the indebtedness to its primary lender without a liquidation of assets and/or an immediate attraction of other sources of capital.

Note 2.       Nature of Business and Significant Accounting Policies

Nature of business:

The Company is a processor of quick frozen, portion-controlled and further processed beef, pork and poultry products.  Its corporate office and two main production facilities are located in northwest Georgia.  Zartic sells nationwide and into Canada to over 1,100 food service and retail distributors, government agencies and chain accounts through its direct sales force and broker network.  The Company extends credit to its customers, all on an unsecured basis, on terms that it establishes for individual customers.

Significant accounting policies:

A summary of the Company’s significant accounting policies follows:

Fiscal year:

The Company’s fiscal year ends on the Saturday closest to the end of December each year.  The year ended December 31, 2005 contained 52 weeks.

Revenue recognition:

Revenues are recorded generally when the Company’s products are shipped.

Fair value of financial instruments:

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, excess of outstanding checks over bank balance, accrued expenses and other current liabilities and revolving credit agreements approximate their fair values due to the short-term nature of these financial instruments.  The carrying amount of the Company’s long-term debt, including current maturities, approximates fair value due to variable interest rates and/or short terms to maturity (see Note 8 regarding the fair value of the Company’s interest rate swap).

Allowance for doubtful accounts:

The allowance for doubtful accounts is recorded based on certain percentages of aged receivables, which are determined based on historical experience and management’s assessment of the general financial conditions affecting the Company’s customer base.  If actual collections experience changes, revisions to the allowance may be required.  There are a limited number of customers with individually large amounts due at any given date.  Any unanticipated change in one of those customer’s credit worthiness, or other matters affecting the collectibility of amounts due from such customers, could have a material affect on results of operations in the period in which such changes or events occur.  After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

A summary of the activity in the allowance account for the year ended December 31, 2005 is as follows:

	Bad Debts	Credit Memos	Total
Balance, January 1, 2005	$(50,000)	$(167,644)	$(217,644)
Amounts charged to expense	(28,801)	(203,662)	(232,463)
Write-offs	48,801	214,133	262,934
Balance, December 31, 2005	$(30,000)	$(157,173)	$(187,173)

Inventories:

The Company values its inventories of raw materials, work-in-process, and finished goods at the lower of cost (first-in, first-out method) or market.  Packaging and supplies are carried at the lower of moving-average cost or market.  The Company employs a full absorption procedure using standard cost techniques.  The standards are reviewed and adjusted periodically.

Property and equipment:

Property and equipment are stated at cost.  Depreciation is computed principally by the straight-line method over the following estimated useful lives:

•Buildings and improvements	10-40 years
•Machinery and equipment	5-10 years
•Transportation equipment	5-10 years
•Leasehold improvements	15-40 years

The amortization expense on assets acquired under capital leases is included with depreciation expense.

Intangible assets:

Intangible assets are amortized using the straight-line method.  Trademarks and patents are amortized over 180 months.  Loan commitment fees are amortized over sixty months.

Income tax status:

Effective July 2, 2000, the Company, with the consent of its stockholders, elected to be taxed under sections of federal and state income tax law which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata share of the Company’s income, deductions, losses, and credits.  The Company may be subject to income taxes at the maximum corporate rate if certain assets are sold at a gain for a 10-year period following the election.  Certain general business and alternative minimum tax credits are available to offset future corporate federal income taxes should the Company incur taxes related to the disposition of assets during the 10 year period.

Advertising:

The Company expenses the cost of advertising as incurred.

Use of estimates:

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The significant estimates used to prepare these financial statements include the allowance for doubtful accounts receivable and the inventory valuation allowance.  Due to their prospective nature, actual results could differ from those estimates.

Note 3.       Major Customer

A major customer of the Company is PWC Logistics of Suliybia, Kuwait.  During the year ended December 31, 2005, net sales to this customer totaled approximately $28.6 million.  Trade receivables from this customer at December 31, 2005 were approximately $1.8 million.

Note 4.       Inventories

Inventories consist of the following:

Finished goods	$11,082,294
Raw materials	2,444,814
Work in process	1,107,424
Packaging and supplies	1,045,470
15,680,002
Less valuation and obsolescence allowance	(500,000)
$15,180,002

Note 5.       Loan Commitment Fees and Intangible Assets

Loan commitment fees, trademarks and patents included in intangible and other assets consist of the following:

	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount
Loan commitment fees	$1,074,927	$659,563	$415,364
Trademarks	198,958	65,136	133,822
Patents	63,565	22,431	41,134
	$1,337,450	$747,130	$590,320

Aggregate amortization expense for the year ended December 31, 2005 was $227,111.

Note 6.       Loan Agreement and Revolving Credit Loans

At December 31, 2005, the Company was indebted to a bank under a loan agreement (the “Agreement”) that provides for a revolving credit facility (discussed herein) and two term loans further described in Note 7.  At December 31, 2005, the Company was also indebted to the same lender under a letter agreement (the “Letter Agreement”) with a maturity of February 15, 2006.  At December 31, 2005, outstanding balances under the Agreement and the Letter Agreement amounted to $21,057,356.  In May 2006, the Agreement was amended (as discussed below) by a Forbearance, Amendment and Overadvance Agreement (the “Forbearance Agreement”) which accelerated the expiration date of the Agreement to December 31, 2006.  The Agreement and the Letter Agreement provide for monthly interest at fluctuating rates, as defined.  Outstanding balances are collateralized by substantially all of the Company’s assets and the personal guarantee of the Company’s controlling stockholder (limited to certain owned real estate plus $1 million).

Under terms of the Agreement and the Letter Agreement as of December 31, 2005, the Company may borrow the lesser of (net of any reserves deemed appropriate by the lender and any letter of credit obligations):

1)  $23 million, or

2)  up to 85% of the face value of eligible receivables, plus $2 million, plus the lesser of:

a)  60% of the cost of eligible inventory, or

b)  $10 million.

At December 31, 2005, there was $330,860 available under the Agreement and the Letter Agreement.  In addition to interest, the Company also pays an annual commitment fee and a monthly administration fee as provided for in the Agreement.

In connection with the Agreement, the Company is required to adhere to various restrictive debt covenants which address financial performance ratios, capital expenditures, additional debt, stockholder distributions, additional leases, etc.  At December 31, 2005, the Company was out of compliance with certain of these covenants.  Prior violations were waived by the lender through April 2005, when revised covenants became effective; however, violations subsequent to April 2005 and through December 31, 2005, have not been waived, resulting in an event of default under the Agreement as of December 31, 2005 and continuing into 2006.

As referenced above, in May 2006, the lender and the Company entered into a Forbearance, Amendment (of the Agreement) and Overadvance Agreement (the “Forbearance Agreement”)  which provides for the following (the list is not all-inclusive):

•                        Forbearance (but not waiver) by the lender in exercising its default rights under the Agreement until October 1, 2006, at which date such default rights may be exercised.

•                         Acceleration of the termination date of the Agreement from December 18, 2007 to December 31, 2006, at which date all amounts outstanding under the Agreement are due.

•                         Continuation (in the lender’s discretion) of loans under the Agreement through September 30, 2006, with a fluctuating credit limit of $25 million to $27.5 million, less any reserves deemed appropriate by the lender.

•                        A “step-up, step-down” overadvance loan of $6 million, which is to be fully repaid by October 1, 2006.  The initial advance in May 2006, was reduced by 1) the balance remaining on the loan under the Letter Agreement, and 2) a fee of $1 million for the lender entering into the Forbearance Agreement (and providing the overadvance loan).

•                         Forbearance conditions through September 30, 2006, to include minimum month-to-date EBITDA requirements, consent to the Forbearance Agreement by certain affiliates, capital expenditure limits, etc.

•                         An increase in the limited personal guarantee (in addition to the pledge of certain owned real estate) of the Company’s controlling stockholder from $1 million to $6 million.

Note 7.       Long-Term Debt

Long-term debt consists of the following:

Bank (primary lender) note payable in monthly installments of $123,900 plus interest, with balance of $5,035,828 due in December 2006. Monthly interest at fluctuating rates (8.75% at December 31, 2005) that are subject to an interest rate swap agreement. Subject to the terms and conditions of the loan agreement described in Note 6.	$6,522,628

Bank (primary lender) note payable in monthly installments of $25,000 plus interest, with balance of $605,969 due in December 2006. Monthly interest at fluctuating rates (8.75% at December 31, 2005). Subject to the terms and conditions of the loan agreement described in Note 6.	905,969

Bank note payable in monthly installments of $2,335 plus interest, with balance of $263,843 due January 2008. Monthly interest at the prime rate plus 1% (5.25% at December 31, 2005). Collateralized by certain real property.	322,218

Capitalized lease obligation discounted at 10.687%, due in monthly installments of $5,412 through June 2007.	89,763

Capitalized lease obligations discounted at 9%, due in monthly installments totaling $14,985, with varying maturity dates through February 2010.	602,308

Unsecured notes payable to related parties due in monthly installments totaling $14,163 plus interest at the prime rate plus 1% (5.25% at December 31, 2005). Balance of $557,632 due January 2008. Notes are subordinate to the loan agreement discussed in Note 6.	897,514

9,340,400
Less current maturities	7,817,965

$1,522,435

Aggregate maturities of long-term debt at December 31, 2005 were as follows:

Fiscal year ending	Bank and Other	Affiliates	Total

2006	$7,648,024	$169,941	$7,817,965
2007	199,149	169,941	369,090
2008	412,579	557,632	970,211
2009	162,689	—	162,689
2010	20,445	—	20,445

Total non-current	794,862	727,573	1,522,435

Total	$8,442,886	$897,514	$9,340,400

Note 8.       Interest Rate Swap

Effective February 2003, the Company entered into an interest rate swap to lock in the interest cash outflows on its floating rate debt.  This cash flow hedge changes the variable-rate interest on the Company’s term loan from bank to fixed-rate interest.  The total notional amount of the swap was $6,663,500 at December 31, 2005.  Under the terms of the swap, which expires in February 2008, the Company pays a fixed interest rate of 3.4%, and receives the variable interest rate of LIBOR, based on a one-month interval.  The estimated fair value of this agreement at December 31, 2005 was $140,872, which is netted against long-term debt in the balance sheet.  This amount is subsequently reclassified into interest expense as a yield adjustment in the same period in which the related interest on the floating-rate debt obligation affects earnings.

Note 9.       Leasing Activities

The Company leases various machinery and equipment under capital leases.  Amortization on these assets is included in depreciation expense.  Information related to these assets is as follows:

Cost of machinery and equipment under capital lease	$1,148,120
Accumulated amortization	277,824

Net book value	$870,296

The Company has leased certain production facilities, machinery, equipment and transportation equipment under operating lease agreements which expire on varying dates through 2008.  This includes certain related party leases described more fully in Note 10.

Future minimum lease payments under capital and operating leases are as follows:

	Capital	Operating
Fiscal year ending	Leases	Leases

2006	$244,764	$426,153
2007	208,668	296,770
2008	172,572	60,958
2009	172,572	6,064
2010	20,645	2,675

	819,221	$792,620
Less amount representing interest	127,150
Present value of net minimum lease payments	$692,071

Rent expense related to all operating leases for the year ended December 31, 2005 was $745,030.

Note 10.     Related Party Activity

The Company, Zar Tran, Inc. (“Zar Tran”), JEM Sales, Inc. (“JEM Sales”), 3M Brokerage, and 3M Leasing are related parties under common ownership and control.  Due to the nature of these relationships, transactions among these entities may not necessarily be consummated on terms that would have been obtained if the entities were autonomous.

During the fiscal year ended December 31, 2005, the Company incurred freight, backhaul and other miscellaneous charges with Zar Tran totaling approximately $8,073,000, purchased chemicals and other services from JEM Sales totaling approximately $1,499,000, and purchased raw materials from 3M Brokerage totaling approximately $6,055,000.

The Company leases equipment from 3M Leasing, incurring total expense for the year ended December 31, 2005 of approximately $143,000.  These leases are included in the operating lease activity described in Note 9.

Additionally, certain executive compensation and other administrative costs of Zar Tran and JEM Sales were borne by the Company in 2005.  The Company also funded various expenses on behalf of Zar Tran and JEM Sales which are included in the intercompany balances disclosed below.

At December 31, 2005, accounts payable to these affiliates was comprised of $593,822 due to Zar Tran, $318,858 due to JEM Sales, $2,399,189 due to 3M Brokerage, and $38,500 due to 3M Leasing.  Such amounts are included in “Accounts payable, affiliates” in the accompanying balance sheet.

At December 31, 2005, accounts receivable from these affiliates was comprised of $1,927,052 due from Zar Tran and $458,624 due from JEM Sales.  These amounts are included in “Accounts receivable, affiliates” in the accompanying balance sheet.

The Company has guaranteed certain bank debt on behalf of JEM Sales.  Additionally, the Company is obligated under term loans extended by JEM Sales and Zar Tran.  Details regarding this indebtedness are included in Note 7.

As of December 31, 2005, amounts due from employees and officers totaled $136,404.

The Company leases its corporate office and manufacturing facility in Rome, Georgia, from the controlling stockholder under an operating lease that expires in January 2008.  This lease is included in the operating lease activity described in Note 9.  Annual rentals under this lease were $162,000 for the year ended December 31, 2005.

Note 11.     Employee Benefit Plan

The Company has a contributory 401(k) profit sharing plan covering all employees of the Company, Zar Tran and JEM Sales.  Participation is subject to certain minimum age and service requirements.  Participants may elect to defer a portion of their compensation as a contribution to the plan.  The Company made no contribution to the plan for the year ended December 31, 2005.

Note 12.     Commitments and Contingencies

Litigation:

The nature of the Company’s business is such that it is sometimes involved in litigation.  The Company currently is involved in certain litigation.  In management’s opinion, the outcome of these claims will not have a material affect on the financial statements.

Letters of credit:

At December 31, 2005, the Company was liable in the approximate amount of $2.1 million under unused letters of credit issued in favor of various insurers.

Note 13.     Stockholders’ Agreement

The Company and all stockholders are bound by the terms of a stockholders’ agreement that provides the Company the first option to purchase the shares of any stockholder desiring to sell his shares in the Company.  Once the option notice is given by the selling stockholder, the Company has 40 days to exercise its option rights.  If the Company fails to exercise its right to purchase the option shares, other stockholders then have 20 days to purchase such shares.  Once this 20-day period has expired, the selling stockholder may sell his shares.  The stockholders’ agreement does not define a purchase price.

Note 14.     Subsequent Event

Effective December 11, 2006, pursuant to an Asset Purchase Agreement dated November 3, 2006, Pierre Foods, Inc. through its wholly-owned subsidiaries, Pierre Newco I, LLC and Pierre Newco II, LLC, acquired substantially all of the assets and assumed certain liabilities of Zartic, Inc. and Zar Tran, Inc., respectively, and acquired certain assets of their affiliates. The preliminary aggregate purchase price was approximately $91.6 million, which included $1.2 million of transaction costs incurred by Pierre Foods, Inc. The liabilities assumed by the buyers included, among other things, $4.1 million in capital lease obligations. An aggregate of $5.5 million of the cash portion of the purchase price was placed in escrow at the closing to satisfy certain indemnification and severance obligations of the Company.

As a result of the above described transaction, the Company is subject to federal and state income tax on approximately $3.5 million of built-in gains.  This liability is approximately $1.4 million.